Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

LNPR Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	26-1381565
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5190 Neil Rd, Ste. 430, Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	+44 7856 940110

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

LNPR Group, Inc., a Colorado corporation (the “Company”), is filing this General Form for Registration of Securities on Form 10 (the “Registration Statement”) to register its common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise mentioned or unless the context requires otherwise, when used in this Registration Statement, the terms “LNPR Group,” “Company,” “we,” “us,” and “our” refer to LNPR Group, Inc.

Once this Registration Statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

FORWARD LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Registration Statement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Registration Statement and the documents that we have filed as exhibits to this Registration Statement with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Registration Statement are made as of the date of this Registration Statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this Registration Statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

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LNPR GROUP, INC.

FORM 10

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ITEM 1.	BUSINESS.

Overview

LNPR Group, Inc. was incorporated in the State of Colorado on November 6, 2007. The Company has been in the developmental stage since inception and has conducted virtually no business operations, other than organizational activities and preparation of this Registration Statement. The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and is making efforts to identify a possible business combination; however, the Company has not entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

Corporate History

LNPR Group, Inc. was incorporated as “Univest Tech, Inc.” in the State of Colorado on November 6, 2007. The Company was originally formed to develop, and market music based on technology solutions.

After several name changes, on December 1, 2017, the Board of Directors adopted two separate amendments to its Articles of Incorporation: 1) changing the name of the Corporation to “LNPR Group, Inc.”, and 2) effectuating a 40:1 reverse split of the Company’s common stock. The amendments became effective on December 4, 2017 and January 17, 2018, respectively. To correspond with the name change, the Company’s stock symbol was changed to “LNPR.”

Business

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until the Company has successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company wishes to provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, and the OTC Markets, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company intends to either retain an equity interest (common stock) in any private company with which it engages in a business combination or the Company may receive cash and/or a combination of cash and common stock from any private company with which it completes a business combination. The Company’s desire is that the value of such consideration paid to it would be beneficial economically to the Company’s shareholders though there is no assurance of that happening.

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Perceived Benefits

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

•	the ability to use registered securities to make acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	the facilitation of borrowing from financial institutions;

•	improved trading efficiency;

•	shareholder liquidity;

•	greater ease in subsequently raising capital;

•	compensation of key employees through stock options for which there may be a market valuation;

•	enhanced corporate image; and

•	a presence in the United States capital market.

Potential Target Companies

A business entity, if any, which may be interested in a business combination with the Company may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

•	a foreign company which may wish an initial entry into the United States securities market;

•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

•	a company seeking one or more of the other perceived benefits of becoming a public company.

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The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the SEC and avoid compensating the Company in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with the Company as it is obligated under SEC rules to file a Form 8-K with the SEC within four business days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company’s management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in the Company’s decision whether to undertake any proposed transaction. As a result, the Company may not be able to complete a business combination.

No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

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Dilution

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and new directors may be appointed without any vote by stockholders.

Stockholder Approval of the Acquisition

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

How We Might Seek Target Company

We may seek to locate a target company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. We may also utilize consultants in the business and financial communities for referrals of potential target companies.

Time and Opportunity Cost In Seeking Target Company

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

All such costs for the next 12 months and beyond such time will be paid with money in the Company’s treasury, if any, or with additional money contributed by other sources.

The Company presently has no employees apart from management. The Company’s officers and directors are engaged in outside business activities and anticipate they will devote to the Company’s business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of the Company’s employees other than such changes, if any, incident to a business combination.

The Company is voluntarily filing this Registration Statement with the SEC and it is under no obligation to do so under the Exchange Act.

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SEC Reporting

When this Registration Statement becomes effective, the Company will be a fully-reporting public reporting company and will begin to file reports, proxy statements, information statements and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. The Company’s SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

ITEM 1A.	RISK FACTORS.

Risks Related to Our Business

Covid-19 Risk

We are now operating under a constant threat from COVID-19, (SARS-CoV-2) the novel coronavirus which has infected millions of people globally and is responsible for the deaths of nearly one million five hundred thousand people as of this Registration Statement. We will face uncertainty operating under the conditions of COVID-19. Given the severity of COVID-19, we will have limited to no control over our affairs if our management team becomes infected or if we are under lockdown or quarantine orders where we may have limited opportunity to review merger or acquisition targets. To the extent that we can work from home such accommodations may not be in the best interest of the Company and thus may impair the value of our management’s services. There are also risks additional beyond our control, for example; if we identify a target for merger or acquisition and if key members of that target are infected by COVID-19, it could significantly impair our strategy and would force us to reconsider our options if it could not be remedied with an alternate plan. If we encounter a prolonged lockdown or quarantine, we would likely encounter opportunity risks such as being unable to execute our plans, evaluate target businesses, and loss of potential business connections.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our management may become involved with other blank check companies and conflicts in the pursuit of business combinations with such other blank check companies with which they are, and may in the future, be affiliated with may arise. If we and the other blank check companies that our management is affiliated with desire to take advantage of the same opportunity, then any directors that are affiliated with both companies would abstain from voting upon the opportunity.

Our business is difficult to evaluate because we have no recent operating history.

As a company with no recent operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for private companies suitable for a merger transaction of the type contemplated by our management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

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Future success is highly dependent on the ability of our management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek a business combination or combinations with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Our management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than a few hours per week to our affairs in total. Our management has not entered into written employment agreements with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

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Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our stockholders may have a minority interest in the Company following a business combination.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors and control the Company.

We may be unable to acquire a business opportunity on terms favorable to us.

There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange or quotation system.

Following a business combination, we may seek the listing of our common stock on NASDAQ or another senior exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Markets, another over-the-counter quotation system, where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

We are highly dependent on the services of our management, the loss of whom could materially harm our business and our strategic direction. If we lose key management, cannot recruit qualified directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management. We have no employment agreements in place with any members of our management. If we lose any members of management, our business may suffer. We do not carry “key-man” life insurance on the lives of any of our management. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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We might require additional capital to support our business in the future, and this capital might not be available on acceptable terms, or at all.

If our existing unrestricted cash and cash equivalents balances are not sufficient to meet our future cash requirements, we will need to access additional capital to fund our operations. We may seek to raise capital by, among other things:

•	issuing additional shares of our Common Stock or other equity securities;

•	issuing convertible or other debt securities; and

•	borrowing funds under a credit facility.

We may not be able to raise needed cash in a timely basis on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our Common Stock. In addition, if we were to raise cash through a debt financing, the terms of the financing might impose additional conditions or restrictions on our operations that could adversely affect our business. If we require new sources of financing but they are insufficient or unavailable, we would be required to modify our operating plans to take into account the limitations of available funding, which would harm our ability to maintain or grow our business.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. If we are unable to maintain adequate internal control over financial reporting, we might be unable to report our financial information on a timely basis and might suffer adverse regulatory consequences. We have in the past and may in the future discover areas of our internal financial and accounting controls and procedures that need improvement. Our internal control over financial reporting will not prevent or detect all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company will be detected. If we are unable to maintain proper and effective internal controls, we may not be able to produce accurate financial statements on a timely basis, which could adversely affect our ability to operate our business and could result in regulatory action, and could require us to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

Changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies could adversely affect our financial condition and results of operations.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the reported value of our assets or liabilities and results of operations and are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain. If those assumptions, estimates or judgments were incorrectly made, we could be required to correct and restate prior period financial statements. Accounting standard-setters and those who interpret the accounting standards (such as the Financial Accounting Standards Board, the SEC and banking regulators) may also amend or even reverse their previous interpretations or positions on how various standards should be applied. These changes can be difficult to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the need to revise and republish prior period financial statements.

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Risks Related to Our Financial Condition

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

There are doubts about our ability to continue as a going concern.

We are a “shell company” and will not commence operations until after a business combination. We have not earned any revenues and have incurred losses of $28,250 for the fiscal year ended December 31, 2020, and losses of $813 and $2,438 for the three months and nine months ended September 30, 2021, respectively. These factors raise substantial doubt about our ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We intend to overcome the circumstances that impact our ability to remain a going concern with interim cash flow deficiencies being addressed through additional equity and debt financing. If required, we anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital, when needed, could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms may require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights.

Pandemics, natural disasters and geo-political events could adversely affect our business.

Pandemics, natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers, could adversely affect our business.

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We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $150,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could adversely affect our ability to raise capital.

Risks Related to Ownership of Our Common Stock

There is currently no trading market for our common stock.

Any of our presently outstanding shares of common stock that are “restricted securities”, as defined under Rule 144 promulgated under the Securities Act, may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an issuer that has at any time previously been a reporting or non-reporting shell company, as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a “shell company.”

At the present time, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by existing stockholders of the Company may not be resold in reliance on Rule 144 until: (1) we cease to be a “shell company; (2) we file Form 10 information with the SEC; (3) we have filed all reports as required by Section 13 and 15(d) of the Exchange Act for 12 consecutive months; and (4) one year has elapsed from the time the Company files current Form 10 information with the SEC reflecting our status as an entity that is not a “shell company.”

There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we cannot assure that we will ever lose our “shell company” status.

We have never paid dividends on our common stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution to existing shareholders.

Our Articles of Incorporation authorizes the issuance of a maximum of 1,000,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

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Our Articles of Incorporation authorize the issuance of preferred stock.

Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that we will not do so in the future.

We will be deemed a blank check company under Rule 419 of the Securities Act of 1933. In any subsequent offerings, we will have to comply with Rule 419.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or “shell company”, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. This is only a brief summary of Rule 419.

ITEM 2.	FINANCIAL INFORMATION.

MANAGEMENTS’ DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of our company for the years ended December 31, 2020 and 2019, and for the nine months ended September 30, 2021. You should read this discussion together with the consolidated financial statements, related notes and other financial information included in this Registration Statement. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties, and are based upon judgments concerning various factors that are beyond our control. These risks could cause our actual results to differ materially from any future performance suggested below.

Overview

Our current business objective is to seek a business combination with an operating company. We intend to use the Company's limited personnel and financial resources in connection with such activities. We will utilize our capital stock, debt or a combination of capital stock and debt, in effecting a business combination. It may be expected that entering into a business combination will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of capital stock are issued, and most likely will also result in the resignation or removal of our present officer and director; and

•	may adversely affect the prevailing market price for our common stock.

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Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations during the three months ended September 30, 2021 as compared to the three months ended September 30, 2020.

We have not generated any revenues during the three months ended September 30, 2021 and 2020. We had total operating expenses of $813 related to general and administrative expenses during the three months ended September 30, 2021, compared to total operating expenses of $0 during the three months ended September 30, 2020. We incurred zero interest expense during both three months ended September 30, 2021 and 2020. During the three months ended September 30, 2021 and 2020, we had a net loss of $813 and $0, respectively, mainly due to our general and administrative expenses.

Results of Operations during the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020.

We have not generated any revenues during the nine months ended September 30, 2021 and 2020. We had total operating expenses of $2,438 related to general and administrative expenses during the nine months ended September 30, 2021, compared to total operating expenses of $27,438 during the nine months ended September 30, 2020. We incurred zero interest expense during both nine months ended September 30, 2021 and 2020. During the nine months ended September 30, 2021 and 2020, we had a net loss of $2,438 and $27,438, respectively, mainly due to our general and administrative expenses.

Results of Operations during the year ended December 31, 2020 as compared to the year ended December 31, 2019.

We have not generated any revenues during the years ended December 31, 2020 and 2019. We had total operating expenses of $28,250 related to general and administrative expenses during the year ended December 31, 2020, compared to total operating expenses of $3,250 during the year ended December 31, 2019. We incurred zero interest expense during both years ended December 31, 2020 and December 31, 2019. During the year ended December 31, 2020 and December 31, 2019, we had a net loss of $28,250 and $3,250, respectively, mainly due to our general and administrative expenses.

Liquidity and Capital Resources

At present, the Company has no business operations and no cash resources other than that provided by management. We are dependent upon interim funding provided by management to pay professional fees and expenses. Our management has agreed to provide funding as may be required to pay for accounting fees and other administrative expenses of the Company until we enter into a business combination. We would be unable to continue as a going concern without interim financing provided by management.

If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. We depend upon services provided by management to fulfill our filing obligations under the Exchange Act. At present, we have no committed financial resources to pay for such services.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations, maintaining the filing of Exchange Act reports, the investigation, analyzing, and consummation of an acquisition for an unlimited period of time will be paid from additional money contributed by our management.

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During the next 12 months we anticipate incurring costs related to:

•	filing of Exchange Act reports;

•	franchise fees, registered agent fees, legal fees and accounting fees; and

•	investigating, analyzing and consummating an acquisition or business combination.

We estimate that these costs will be in the range of $60,000-$80,000 per year, and that we will be able to meet these costs as necessary, to be advanced/loaned to us by management.

On September 30, 2021 we had cash of $1,085, and on September 30, 2020, we had cash of $1,085.

We currently plan to satisfy our cash requirements for the next 12 months through borrowings/advances from our management and believe we can satisfy our cash requirements. We expect that money borrowed will be used during the next 12 months to satisfy our operating costs, professional fees and for general corporate purposes. There is no written funding agreement between the Company and our management.  We have only limited capital. Additional financing is necessary for us to continue as a going concern. Our independent auditors have issued an audit opinion for the years ended December 31, 2020 and 2019 with an explanatory paragraph on going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations and Commitments

As of September 30, 2021 and 2020, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the six months ended June 30, 2021 and 2020, and are included elsewhere in this Registration Statement.

ITEM 3.	PROPERTIES

We have no lease or physical office space. We believe that due to the global coronavirus pandemic, office facilities are not required for the foreseeable future and this current arrangement will remain until conditions change.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table and footnotes thereto sets forth information regarding the number of shares of Common Stock beneficially owned by (i) each director and named executive officer of our Company, (ii) named executive officers, executive officers, and directors of the Company as a group, and (iii) each person known by us to be the beneficial owner of 5% or more of our issued and outstanding shares of Common Stock. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 43,962,837 shares of Common Stock outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following table is: 5190 Neil Rd, Ste. 430, Reno, NV 89502.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors
Paul Falconer, CEO and Director(2)	23,700,000	(3)	53.91%
Eng Wah Kung, CFO and Director(4)	0		*
Nicola Yip, COO and Director(5)	0		*
Joseph Grimes, Former Chairman, President, and CEO(6)	350,000	(7)	*
Executive Officers, Named Executive Officers, and Directors as a Group (Four Persons)	24,050,000		54.71%
>5% Beneficial Owners
Rock Capital Limited(8) Room 1408, Tak Shing House Theater Lane 20 Des Voeux Road Central Hong Kong Hong Kong	2,865,541		6.52%

* Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Registration Statement.

(2)	Mr. Falconer was appointed as CEO and director on April 21, 2021.

(3)	Includes 1,700,000 shares owned by Falconer Family Office Limited, which is controlled by Paul Falconer.

(4)	Mr. Eng was appointed as CFO and director on August 13, 2021.

(5)	Ms. Yip was appointed as COO and director on August 13, 2021.

(6)	Mr. Grimes resigned from all positions on April 21, 2021.

(7)	Shares owned by Bodhisattiva Investment Group, LLC, which is controlled by Joseph Grimes.

(8)	Rock Capital Limited is controlled by Lin Kok Peng.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth the names, positions and ages of our current executive officers and directors. All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers are appointed by our board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of our board of directors.

Name	Age	Title
Paul Falconer	54	Chief Executive Officer and Director
Eng Wah Kung	60	Chief Financial Officer and Director
Nicola Yip	28	Chief Operating Officer and Director

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Our Chief Executive Officer

Mr. Falconer was appointed as an officer and director of the Company on April 21, 2021. He is the founder and CEO of Falconer Family Office Limited, a Private Limited Company registered in England and Wales (company number: 12812312) and in which he is the majority shareholder. The principal business of Falconer Family Office is strategic financing and IPO consulting services for high value tech start-ups who wish to list on the U.S. capital markets and have a listing valuation more than US$150 million and which can reliably forecast and reflect relevant growth rates within three years of listing. Falconer Family Office takes equity in leu of consulting services fees which, when liquidated, forms the basis of the company’s revenues.

Since 2015, Mr. Falconer has worked as an independent strategic financing and IPO consultant for high-value start-ups developing private placement equity, debt, options and convertible financing instruments and trade sale / IPO exit strategies, primarily for clients in the Tech, Gaming, Education, FinTech and Entertainment industries, and with an emphasis on Crypto / Blockchain and AI product integration.

Mr. Falconer has strong skills in conflict resolution, creative problem solving, applied innovation theory and strategic planning.

Mr. Falconer has a strong understanding of and experience in project management as well as holding a diploma in project management. He is also skilled in executive C-class coaching and mentoring especially in change management and corporate restructuring and stood as VP Coach Development for the Hong Kong International Coaching Community from 2013 to 2015.

Our Chief Financial Officer

Mr. Kung was appointed as an officer and director of the Company on August 13, 2021. He holds a Diploma in Hotel Management and Food and Beverage with Les Roches, Switzerland.

In his earlier days, Mr Kung was the general manager of several Southeast Asian hotel operations companies including Nha Trang Lodge, Vietnam and NCL Cambodia Pte Ltd. Mr. Kung has over 33 years’ experience in senior management positions in hotel and travel industry.

Associations with Companies with a Class of Securities Registered Pursuant to Section 12 or 15(d) of the Exchange Act

Prior to joining the Company, Mr. Kung has been the CFO and director of Star Alliance International Corp from which he resigned on May 16, 2018. He has also been the director and CEO for Tribal Rides International Corp., from which he resigned on May 17, 2018. Finally, Mr. Kung was the director and CEO of Glorywin Entertainment Group Inc., from which he resigned in 2015.

Our Chief Operating Officer

Ms. Yip was appointed as an officer and director of the Company on August 13, 2021. She is the co-founder and COO of Falconer Family Office Limited, a Private Limited Company registered in England and Wales (company number: 12812312). The principal business of Falconer Family Office is strategic financing and IPO consulting services for high value tech start-ups who wish to list on the U.S. capital markets and have a listing valuation more than US$150 million and which can reliably forecast and reflect relevant growth rates within three years of listing. Falconer Family Office takes equity in lieu of consulting services fees which when liquidated, forms the basis of the company’s revenues.

Ms. Yip holds a Computer Science degree from HKUST. Since 2017, she has worked extensively within the tech startup industry with a focus on AI integration and education. Having founded and co-founded several startups, she has a deep understanding of the challenges startups face, in particular the challenges of scaling up. She brings a passion to improving user experience, product development and integration, financing and business development strategy, strategic partnerships and investors relations in startups.

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Legal Proceedings

During the past ten years, none of the following events would apply to any of our directors or executive officers:

•	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;\

o	Engaging in any type of business practice; or

o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

•	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or

o	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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•	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of our Board of Directors

Our securities are not quoted on an exchange which, in general, would require that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole. Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Communications with the Board

Individuals may communicate with the Company's Board of Directors or individual directors by writing to management at nicola@ffogroup.co.uk or paul@ffogroup.co.uk. Management will review all such correspondence and forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of management, relates to the functions of the Board or committees thereof or that they otherwise determine requires their attention. Directors may review a log of all such correspondence received by the Company and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the Board of Directors and handled in accordance with its procedures established with respect to such matters.

Code of Ethics

The Company's Board of Directors has previously adopted a Code of Ethics; however, current management does not consider that Code of Ethics is valid.

ITEM 6.	EXECUTIVE COMPENSATION.

Executive Compensation

The following table and related footnotes show the compensation paid to our named executive officers during the last fiscal years ended December 31, 2020 and 2021, and information concerning all compensation paid for services rendered to us in all capacities for our last two fiscal years.

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Name and Principal Position	Year-Ended	Stock Awards($)	Total($)
Paul Falconer, CEO and Director (1)	December 31, 2021	0	0
	December 31, 2020	0	0
Joseph Grimes, Former Chairman, President, and CEO (1)	December 31, 2021	0	0
	December 31, 2020	0	0

(1)	On April 21, 2021, Joseph Grimes resigned as the Chairman of the Board, President and CEO, and appointed Paul Falconer as Director and CEO.

Director Compensation

At this time, our Directors do not receive cash compensation for serving as members of our Board of Directors. The term of office for each Director is until his/her successor is elected at our annual meeting and qualified. The term of office for each of our officers is at the pleasure of the Board of Directors. The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm’s length.

During the fiscal year ended December 31, 2021, our directors received no compensation for services provided as directors.

Outstanding Equity Awards at Fiscal Year-End

None.

Equity Compensation Plan Information

None.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Except as disclosed below, for transactions with our executive officers and directors, please see the disclosure under “EXECUTIVE COMPENSATION” above.

On January 14, 2019, Joseph Grimes was appointed as an officer and director of the Company. On January 29, 2019, the Company entered into an agreement with Mr. Grimes (the “Grimes Agreement”) pursuant to which Mr. Grimes would sell to the Company certain intellectual property owned by Mr. Grimes in exchange for 25,000,000 shares of the Company’s Common Stock (the “Grimes Shares”) On March 4, 2020, at Mr. Grimes’ direction, the Company issued 22,000,000 of the Grimes Shares to Bodhisattva Investment Group (an entity controlled by Mr. Grimes) (“BIG”). On April 20, 2021, Mr. Grimes resigned from all positions within the Company. On November 29, 2021, the Company and Mr. Grimes entered into the Mutual General Release and Settlement Agreement pursuant to which Mr. Grimes and BIG agreed to cancel 21,650,000 and retain 350,000 of the Grimes Shares.

ITEM 8.	LEGAL PROCEEDINGS.

We anticipate that we (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations. As of the filing of this Registration Statement, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

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ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue-sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, “shell companies”, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a “shell company” has ceased to be a “shell company”;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Holders of Record

As of the close of business on December 31, 2021, we had approximately 170 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. Our transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy Suite 300, Las Vegas, NV 89119, (800) 785-7782, www.pacificstocktransfer.com. The transfer agent is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates under the regulatory authority of the SEC and FINRA.

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Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

The following issuances of equity securities by us were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, during the three-year period preceding the date of this Registration Statement:

On March 6, 2019, we issued 1,500,000 shares to Baywall Inc. in exchange for services. On November 30, 2021, the Company entered into a Share Cancellation Agreement and Release with Baywall Inc. pursuant to which 1,200,000 shares were cancelled and 300,000 shares were retained by Baywall Inc.

On March 6, 2019, we issued 200,000 shares to Christophe Martino in exchange for services.

On March 6, 2019, we issued 200,000 shares to Michelle Monohan in exchange for services.

On March 6, 2019, we issued 100,000 shares to Aika Patel in exchange for services.

On March 4, 2020, we issued 22,000,000 shares to Bodhisattva Investment Group in exchange for assets.

On March 4, 2020, we issued 500,000 shares to Denise Grimes Family Trust in exchange for services.

On March 4, 2020, we issued 500,000 shares to Thomas J. Gregory in exchange for services.

On March 4, 2020, we issued 500,000 shares to Kirkwood Family Trust in exchange for services.

On March 4, 2020, we issued 300,000 shares to Peter and Susan Grimes Family Trust in exchange for services.

On March 4, 2020, we issued 100,000 shares to Susan Accongio in exchange for services.

On March 4, 2020, we issued 100,000 shares to Alice Buechele in exchange for services.

On March 4, 2020, we issued 100,000 shares to William A. Corrigan in exchange for services.

On March 4, 2020, we issued 100,000 shares to Kevin Gregory in exchange for services.

On March 4, 2020, we issued 100,000 shares to Ray Grimes in exchange for services.

On March 4, 2020, we issued 100,000 shares to Sanjay Prasad in exchange for services.

On March 4, 2020, we issued 100,000 shares to Erica Presley in exchange for services.

On March 4, 2020, we issued 100,000 shares to Steve Ritaccio in exchange for services.

On March 4, 2020, we issued 100,000 shares to The Robert Stephen Duly Trust in exchange for services.

On March 4, 2020, we issued 100,000 shares to Paul Sorensen in exchange for services.

20

On March 4, 2020, we issued 100,000 shares to Rachell Vasquez in exchange for services.

On March 4, 2020, we issued 100,000 shares to Martin Golden in exchange for services.

On March 4, 2020, we issued 100,000 shares to Arthur George Woodward in exchange for services.

Effective January 13, 2022, we entered into a Consulting Agreement with Falconer Family Office Limited, a company incorporated under the laws of the United Kingdom which is controlled by Paul Falconer, our CEO (“FFO”) pursuant to which the Company issued 22,000,000 shares to Mr. Falconer and 1,700,000 shares to FFO for consulting services.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Company has the authority to issue is 1,010,000,000 shares. These shares are divided into two classes with 1,000,000,000 shares designated as Common Stock at $0.001 par value (the “Common Stock”) and 10,000,000 shares designated as Preferred Stock at $0.10 par value (the “Preferred Stock”).The Preferred Stock of the Company is issuable by authority of our Board of Directors in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as our Board of Directors may determine, from time to time. We have 43,612,837 common shares and no preferred shares outstanding as of the date hereof.

Common Stock

The holders of Common Stock have one vote per share on all matters (including election of Directors) without provision for cumulative voting. Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock is not redeemable and has no conversion or preemptive rights.

The Common Stock currently outstanding is validly issued, fully paid and non-assessable. In the event of our liquidation, the holders of Common Stock will share equally in any balance of our assets available for distribution to them after satisfaction of creditors and the holders of our senior securities, whatever they may be. We may pay dividends, in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefore, but we have paid no cash dividends on our Common Stock.

Preferred Stock

Under the Articles of Incorporation, the Board of Directors has the authority to issue Preferred Stock and to fix and determine its series, relative rights and preferences to the fullest extent permitted by the laws of the State of Colorado and such Articles of Incorporation. As of the date of this Registration Statement, no shares of Preferred Stock are issued or outstanding. The Board of Directors has no plan to issue any Preferred Stock in the foreseeable future.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

Warrants

As of December 31, 2021, we had no warrants issued and outstanding.

21

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Colorado Revised Statutes (“CRS”), director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. The Company's Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

The Company's Bylaws provide that (i) no officer or director of the Company shall liable for any acts, defaults or omissions of any other officer or director of the Company, or for any loss sustained by the Company unless the loss resulted from such officer's or director's willful misconduct, willful neglect, or gross negligence, (ii) the Company shall indemnify officers, directors and certain other individuals against all reasonable costs imposed or resulting from such person's role as an officer, director or agent of the Company unless such person is adjudged to be liable from willful misconduct, willful neglect, or gross negligence, and (iii) the Company may purchase and maintain officers and directors liability insurance.

The above discussion of the Company's Bylaws and of the CRS is not intended to be exhaustive and is respectively qualified in its entirety by such charter documents and statutes.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act, indemnification may be permitted to directors or executive officers; however, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

22

LNPR GROUP, INC.

BALANCE SHEETS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

(UNAUDITED)

	September 30, 2021	December 31, 2020
	(Unaudited)
Current Assets

Cash	$1,085	$1,085
Total Current Assets	1,085	1,085
TOTAL ASSETS	$1,085	$1,085

LIABILITIES AND SHAREHOLDERS’ DEFICIT
LIABILITIES

Current liabilities
Accounts payable	$216,520	$214,082
Advances from related party	1,130	1,130
Total Current Liabilities	217,650	215,212

TOTAL LIABILITIES	217,650	215,212

SHAREHOLDERS’ DEFICIT
Preferred stock, par value $.10 per share; Authorized 10,000,000 shares, issued and outstanding -0- shares.	–	–
Common Stock, par value $.001 per share; Authorized 1,000,000,000 shares; Issued and outstanding 43,612,837 and 18,612,837 shares as of September 30, 2021 and March 31, 2020, respectively.	609,508	609,508
Additional paid-in capital	258,762	258,762
Accumulated other comprehensive income	–	–
Accumulated deficit	(1,084,835)	(1,082,397)
TOTAL SHAREHOLDERS’ DEFICIT	(216,565)	(214,127)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,085	$1,085

The accompanying notes are an integral part of these financial statements.

F-1

LNPR GROUP, INC.

STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2021 & 2020

(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021	September 30, 2021	September 30, 2021
General and administrative expenses	$813	$813	$2,438	$27,438
Total operating expenses	813	813	2,438	27,438
Loss from operations	813	813	2,438	27,438
Provision for income taxes	–	–	–	–
Net loss	$813	$813	$2,438	$27,438
Foreign currency translation adjustment	–	–	–	–
Total comprehensive loss	$813	$813	$2,438	$27,438
Net loss per common share – basic and diluted	$0	$0	$0	$0
Weighted average common shares outstanding - basic and diluted	43,612,837	43,612,837	43,612,837	43,612,837

The accompanying notes are an integral part of these financial statements.

F-2

LNPR GROUP, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2021 & 2020

(UNAUDITED)

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Net loss	$(2,438)	$(27,438)
Changes in assets and liabilities:
Prepaid expenses	–
Accrued Expense and other payable	2,438	2,438
Net cash used in operating activities	–	–
Share-based Consumable equipment		25,000
Cash flows from financing activities:
Proceeds from sale of common stock	–	–
Payments made to related parties	–	–
Advances from related party	–	–
Net cash used in financing activities	–	–

Net decrease in cash	–	–
Effect on changes in foreign exchange rate	–	–
Cash at beginning of period	1,085	1,085
Cash at end of period	$1,085	$1,085

Supplemental disclosure information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

Non-cash transactions:
Expenses paid by related parties on behalf of the Company	$–	$–
Common stocks issued to shareholder	$–	$–

F-3

LNPR GROUP, INC.

Notes to Condensed Financial Statements

September 30, 2021

Note 1 - Organization

ORGANIZATION

LNPR GROUP, Inc. (formerly known as High Desert Assets, Inc. and previously known as Univest Tech, Inc. and previously known as New Asia Energy, Inc., "we", "our", the “Company”), was incorporated in the State of Colorado on November 6, 2007. The Company was originally formed to develop and market music based on technology solutions. In February 2015, the Company underwent a change in control, and management adopted a new business plan based on the development of a “Pure Play” Renewable/Alternative/Distributed Energy Technology Solutions and Wastes to Resources and Energy platforms.

On February 6, 2015, the Company entered into Stock Purchase Agreements with two U.S. accredited investors, Scott C. Kline and Jose A. Capote, the Secretary and Chief Technical Officer of the Company at the time, respectively, and two foreign investors, including Rock Capital Limited, the new majority owner of the Company, pursuant to which the Company issued an aggregate of 17,446,673 shares of common stock, or approximately 42.3% of the issued and outstanding common stock of the Company, at an aggregate purchase price of approximately $17,446. The sales of common stock were made following the acquisition by Rock Capital Limited.

On February 6, 2015 (the “Closing Date”), Rock Capital Limited acquired 14,250,000 shares of common stock of the Company, representing approximately 34.7% of the issued and outstanding shares of common stock of the Company as of the Closing Date, from Jaitegh Singh, the previous majority shareholder of the Company. On the same date, Rock Capital Limited also acquired an additional 1,565,450 shares of common stock from several minority holders, including Loro Verde Investments, representing approximately 3.8% of the issued and outstanding shares of common stock of the Company. As a result of the foregoing, as of February 6, 2015, Rock Capital Limited acquired common stock representing approximately 76% of the issued and outstanding shares of common stock of the Company.

On July 23, 2015, the Company filed Articles of Amendment to its Articles of Incorporation with the Colorado Secretary of State to change the name of the Company from High Desert Assets, Inc. to New Asia Energy, Inc. On July 29, 2015, the Financial Industry Regulatory Authority (“FINRA”) approved the change.

On December 31, 2015, the Company went through a change of control of ownership when (i) the Company issued under Regulation S an aggregate of 285,750,001 shares of the Company’s common stock to a total of 10 accredited foreign persons in exchange for the receipt of an aggregate of $300,000, including, but not limited to, Rong Yi Rong (Beijing) Asset Management Limited (“Rong Yi Rong”) (167,995,350 shares), Platinum Starlight HK Limited (15,176,877 shares), Beijing Run Zheng Technology Development Limited (27,297,224 shares), and Million Leader HK Limited (27,297,224 shares), and (ii) Rock Capital Limited sold 14,250,000 of its shares of the Company’s common stock to Platinum Starlight HK Limited in exchange for the receipt of an aggregate of $100,000, altogether representing approximately 91.8% of the issued and outstanding common stock of the Company. The Company received $269,435 as of December 31, 2015. The remaining amount was received in March 2016.

On December 19, 2016, Lin Kok Peng, chairman of the Board and the Company’s Chief Executive Officer and Chief Financial Officer, Allister Lim Wee Sing, director of the Company, and Jose Capote, secretary of the Company, resigned from the Board and their positions as Company officers. On the same day, the Board named Mr. Veng Kun Lun and Mr. Poh Kee Liew as new directors. Mr. Veng Kun Lun was also named to be the Chief Executive Officer and secretary of the Company, and Mr. Poh Kee Liew was named as Chief Financial Officer of the Company.

In November 2016, Rock Capital Limited transferred part of the Company’s common stock to certain individuals, and converted debt of $102,420 to 97,542,857 shares of the Company’s common stock.

On December 19, 2016, the Company entered into a Release Agreement (the “Release Agreement”) with Lin Kok Peng (“Peng”), Allister Lim Wee Sing (“Sing”) and Jose A. Capote (“Capote”), collectively, the “Released Parties” and each individually a “Released Party”). Pursuant to the Release Agreement, the Company released the Released Parties from and against any and all claims that the Company many have against any such persons related to the actions or inactions of such persons as an officer or director of the Company or a party related thereto. On December 19 2016, the Board adopted resolutions to expand the size of the Board from two persons to four persons, and, pursuant to the authority granted to the Board in the Company's Bylaws, to name Mr. Veng Kun Lun and Mr. Poh Kee Liew to fill the newly created vacancies. Mr. Veng Kun Lun was also named to be the Chief Executive Officer and Secretary of the Company, and Mr. Poh Kee Liew was named as Chief Financial Officer of the Company.

F-4

Following the resolutions by the Board as described above, on December 19, 2016, the Company's Directors, Lin Kok Peng, PhD, Chairman of the Board, and the Company's Chief Executive Officer and Chief Financial Officer, and Allister Lim Wee Sing, a Director of the Company, resigned from the Board and from their positions as officers of the Company. On the same date, Jose Capote resigned as the Secretary of the Company. None of the resignations was the result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company's operations, policies or practices.

Following the resignations of Mr. Link Kok Peng and Mr. Allister Lim Wee Sing, on December 12, 2016, the Board adopted resolutions to reduce the size of the Board from four persons to two persons.

On March 28, 2017, Rong Yi Rong and other shareholders transferred 133,131,711 shares of the Company’s common stock to LWH Biomass SDN BHD, a consulting company owned by Mr. Veng Kun Lun, the Chief Executive Officer of the Company. The shares transferred represented approximately 31.4% of the issued and outstanding shares of common stock of the Company. As a result, LWH Biomass SDN BHD became the largest shareholder of the Company on March 28, 2017.

On August 22, 2017, the Company issued an additional 160,000,000 shares to LWH Advisory SDN BHD. LWH Advisory SDN BHD is the new name for LWH Biomass SDN BHD. Following this issuance, LWH Advisory SDN BHD is the controlling shareholder of the Company with 52.7% of the shares held.

On September 13, 2017, the Company filed an amendment to the Company’s articles of incorporation to raise the authorized shares of the Company to 1,000,000,000.

On December 1, 2017, the Board of Directors of New Asia Energy, Inc. (the “Company”) adopted two Amendments to its Articles, changing the name of the Corporation to LNPR GROUP, INC., and effectuating a 40:1 reverse split of the company’s stock; the State of Colorado effectuated said changes on December 4, 2017; and on January 17, 2018, FINRA granted effectiveness for said changes and the ticker Symbol “LNPR”.

On December 24, 2018 Veng Kun Lun informed LNPR GROUP, INC., (the “Company”) that they are resigning from their positions as directors and/or officers of the Company. Veng Kun Lun decision to leave did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 14, 2019 the Company, by written direction of the sole Director, appointed as a Director of the Company Joe Grimes which was accepted by Mr. Grimes. Mr. Grimes was also elected as Chief Executive Officer. The change of the officers and directors became effective as of December 24, 2018.

Note 2 - Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding the Company’s financial statements. The unaudited interim financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326) in June 2016. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-5

BASIS OF PRESENTATION

The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) and Article 8 of SEC Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments of a normal recurring nature and considered necessary for a fair presentation of its financial condition and results of operations for the interim periods presented in this Form 10 Registration Statement have been included. Operating results for the interim periods are not necessarily indicative of financial results for the full year. These unaudited interim financial statements should be read in conjunction with the audited financial statements and notes thereto included herein. In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amount of expenses during the reporting periods. Actual results could differ from those estimates.

GOING CONCERN

The accompanying unaudited interim financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses and has working capital deficiency and negative operating cash flows.

These matters, among others, raise substantial doubt about our ability to continue as a going concern. While the Company’s cash position may not be significant enough to support the Company’s daily operations, management intends to raise additional funds by way of advances from shareholders, advances from CEO, equity and/or debt financing to fund operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Related Party Activity

Since December 19, 2016, Mr. Veng Kun LUN, Chief Executive Officer of the Company, has been funding the Company for its routine operating expenditures.

The Company had advances from Mr. LUN in the amount of $90,111 and $1,130 as of September 30, 2018 and December 31, 2016, respectively. Of the total advances of $90,111 as of September 30, 2018, $88,981 was for expenses directly paid by Mr. LUN on behalf of the Company.

Starting from January 1, 2017, the Company uses an office space from New Asia Energy Consultants Sdn Bhd for free. New Asia Energy Consultants Sdn Bhd was founded by Poh Kee LIEW, Chief Financial Officer of the Company, and another third party individual. The Company is planning to acquire New Asia Energy Consultants Sdn Bhd.

On August 22, 2017, the Company issued an additional 160,000,000 shares to LWH Advisory SDN BHD. LWH Advisory SDN BHD was the largest shareholder of the Company then.

On January 14, 2019, Joseph Grimes was appointed as an officer and director of the Company. On January 29, 2019, the Company entered into an agreement with Mr. Grimes (the “Grimes Agreement”) pursuant to which Mr. Grimes would sell to the Company certain intellectual property owned by Mr. Grimes in exchange for 25,000,000 shares of the Company’s Common Stock (the “Grimes Shares”). On March 4, 2020, at Mr. Grimes’ direction, the Company issued 22,000,000 of the Grimes Shares to Bodhisattva Investment Group (an entity controlled by Mr. Grimes) (“BIG”).

On April 20, 2021, Mr. Grimes resigned from all positions within the Company. On November 29, 2021, the Company and Mr. Grimes entered into the Mutual General Release and Settlement Agreement pursuant to which Mr. Grimes and BIG agreed to cancel 21,650,000 and retain 350,000 of the Grimes Shares.

F-6

Note 4 – Litigation

On June 9, 2016, Sharon Morrison and Morrison Enterprises (“Plaintiffs”) filed a lawsuit (“Complaint”) in the Circuit Court of The Seventeenth Judicial Circuit In And For Broward County, Florida, naming Univest Tech Inc. (now known as LNPR Group, Inc. (“LNPR ”), which is the Company’s current name) as a defendant as well as naming other defendants (including, but not limited to, Manminderjit (“Manny”) Singh, Esq., a Florida attorney, Luke Zouvas, Esq., a California attorney, and Zouvas Law Group, P.C. (“ZLG”), which is the law practice corporation owned by Mr. Zouvas) (collectively, “Defendants”). According to the Complaint, on March 24, 2014, (prior to the Change in Control), Manny Singh, Esq., allegedly emailed Ms. Morrison offering to sell her 5,000 shares in an investment opportunity he called “Chino Valley Arizona.” Allegedly, Ms. Morrison wired $10,000 in U.S. funds the next day to Luke Zouvas, Esq.’s trust account maintained by ZLG. The wire instructions stated “For Chino Valley Arizona 5,000 Shares.” On September 10, 2014, Ms. Morrison allegedly received an email from an employee of ZLG that had attached to it a September 9, 2014, letter signed by Manny Sing, Esq., transmitting a Stock Purchase Agreement that offered to sell Ms. Morrison, personally, 10,000 shares of Univest Tech Inc. (now LNPR) through a private resale of shares of capital stock purportedly held by Sandman Holdings Corp. which allegedly was a record or beneficial owner of Univest Tech, Inc., (now NAEI) stock at the time. Plaintiffs allege that they did not sign the Stock Purchase Agreement with Sandman Holdings Corp. and did not receive any shares of the capital stock of Univest Tech, Inc., (now LNPR). Plaintiffs are seeking $10,000 U.S. in damages from Defendants Manny Singh, Esq., ZLG, and Luke Zouvas, Esq., related to the Chino Valley Investment Opportunity based on various causes of action solely alleged against Defendants Manny Singh, Esq., ZLG, and Luke Zouvas, Esq. Although Plaintiffs have named Univest Tech, Inc., (now LNPR) as a party defendant in the Complaint, the Plaintiffs have not alleged any causes of action against Univest Tech, Inc. (now LNPR) for damages or to enforce or set aside the unsigned Stock Purchase Agreement for Sandman Holdings’ stock in Univest Tech, Inc., (now LNPR). Because Univest Tech, Inc., (now LNPR) has only been named in the lawsuit without seeking any damages from the Company, an estimate of the potential loss, or range of loss, if any, to the Company relating to these proceedings is not possible at this time. Although, if Plaintiffs amended the Complaint to state a cause of action for damages against Univest Tech, Inc., (now LNPR), then, based on the Plaintiffs’ present allegations, such a claim for damages would be for the same $10,000 U.S. in damage Plaintiffs are seeking against Defendants Manny Sing, Esq., ZLG, and Luke Zouvas, Esq. Based on the allegations of the Complaint, the Company is of the opinion that it should not have been named as a party-defendant to the proceedings just as Jaitegh Singh, Esq. (Manny Singh’s son and the Company’s principal shareholder in 2014) was not named as a party-defendant. There are no allegations that the Company was involved in offering or selling (i) the Chino Valley Investment Opportunity, (ii) the Stock Purchase Agreement with Sandman Holdings Corp. (which is not named as a party-defendant) or (iii) any other shares of the Company.

The Company has enlisted a Florida counsel to obtain the dismissal of the Complaint against the Company. The Company is vigorously defending itself in the litigation. The Company’s Florida counsel has filed a Motion to Dismiss for Lack of Jurisdiction seeking dismissal of the lawsuit on the grounds that the Florida Court lacks jurisdiction over the Company. In early October 2016, the Company’s Florida counsel has also served a Motion for Sanctions Pursuant to Section 57.105 of the Florida Statutes (the “57.105 Motion”) requesting that the Plaintiffs voluntarily dismiss the Company within 21 days or be subject to sanctions for continuing to pursue the lawsuit. Plaintiffs did not drop the Company from the law suit within 21 days or thereafter. Therefore, the Company’s Florida counsel filed the 57.105 Motion.

In order to keep their case from being dismissed for failure to allege any claim or cause of action against Univest Tech, Inc. (now LNPR), Plaintiffs amended their original complaint by filing an Amended Complaint making allegations against Univest Tech, Inc. (now LNPR). After receiving Plaintiffs’ Amended Complaint, the Company filed another motion to dismiss on the grounds of a lack of jurisdiction and for an inconsistency in the pleadings. Plaintiffs changed no allegations from the original complaint about where it sent the $10,000 or who might have or did receive those funds. Without any allegations being made as to how Univest Tech, Inc. (now LNPR) would have converted Plaintiffs’ funds to the Company’s own use or any allegation that Univest Tech, Inc. (now LNPR) ever received any of Plaintiffs’ funds, Plaintiffs brought two counts in the Amended Complaint against Univest Tech, Inc. (now LNPR), one for conversion and the other for unjust enrichment. These claims are deficient because of the failure to allege that Univest Tech, Inc. (now LNPR) actually ever received and had dominion or control over the Plaintiffs’ funds.

F-7

Although Plaintiffs have alleged causes of action against other defendants that could exceed $10,000, Plaintiffs have only alleged a cause of action against NAEI that could result in a $10,000 judgment against Plaintiffs which is outside the jurisdiction of the Florida Circuit Court because it can only consider cases with damages in excess of $15,000. Therefore, in addition to the other basis for dismissal for lack of jurisdiction, LNPR could be dismissed for want of the Circuit Court’s jurisdiction. As such, the Company’s motion to dismiss the Amended Complaint still alleges a lack of any basis to have sued Univest Tech, Inc. (now LNPR) as well as a lack of any jurisdiction over Univest Tech, Inc. (now LNPR). The Company also included in that motion a claim that Plaintiffs have acted in Bad Faith in suing Univest Tech, Inc. (now LNPR) and should be sanctioned for having done so by an award of attorney’s fees and costs against Plaintiffs and their counsel for having sued Univest Tech, Inc. (now LNPR) in the Amended Complaint. On July 18, 2017, the motion to dismiss the Amended Complaint was denied. On August 17, 2017, the Company's Florida counsels filed a petition for certiorari. While the Company is of the opinion that LNPR will ultimately be dismissed from the action, the Company cannot assure that result under any circumstance.

Note 5 – Subsequent event

On October 28, 2017, the Company entered into an agreement with Poh Kee Liew, the Chief Financial Officer of the Company, pursuant to which the Company agreed to purchase 100% of the equity interest of New Asia Energy Investments Limited (“NAEI BVI”) at $50,000. After the transaction, the Company would become the sole shareholder of NAEI BVI. NAEI BVI is established on January 16, 2017 and has no material assets except for cash and cash equivalents.

On December 1, 2017, the Board of Directors of New Asia Energy, Inc. (the “Company”) adopted two Amendments to its Articles, changing the name of the Corporation to LNPR GROUP, INC., and effectuating a 40:1 reverse split of the company’s stock; the State of Colorado effectuated said changes on December 4, 2017; and on January 17, 2018, FINRA granted effectiveness for said changes and the ticker Symbol “LNPR”.

On December 24, 2018 Veng Kun Lun informed LNPR GROUP, INC., (the “Company”) that they are resigning from their positions as directors and/or officers of the Company. Veng Kun Lun decision to leave did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 14, 2019 the Company, by written direction of the sole Director, appointed as a Director of the Company Joe Grimes which was accepted by Mr. Grimes. Mr. Grimes was also elected as Chief Executive Officer. The change of the officers and directors became effective as of December 24, 2018.

Starting from April 21, 2021, Joseph Grimes resigned as the Chairman of the Board, President and CEO, and appointed Paul Falconer as Director and CEO.

On August 13, 2021, the Board appointed Eng Wah Kung as CFO and Nicola Yip as the COO.

On November 29, 2021, the Company and Mr. Grimes entered into the Mutual General Release and Settlement Agreement pursuant to which Mr. Grimes and BIG agreed to cancel 21,650,000 and retain 350,000 of the Grimes Shares.

On August 13, 2021, the Board appointed Eng Wah Kung as CFO and Nicola Yip as the COO.

On November 29, 2021, a total of 21,650,000 shares held by Bodhisattva Investment Group was cancelled.

On November 30, 2021, a total of 1,200,000 shares held by Baywall Inc. was cancelled.

On December 2, 2021, a total of 500,000 shares held by Michelle Monohan, Christophe Martino and Aika Patel was cancelled.

Effective January 13, 2022, we entered into a Consulting Agreement with Falconer Family Office Limited, a company incorporated under the laws of the United Kingdom which is controlled by Paul Falconer, our CEO (“FFO”) pursuant to which the Company issued 22,000,000 shares to Mr. Falconer and 1,700,000 shares to FFO for consulting services.

F-8

LNPR GROUP, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2020 AND 2019

F-9

REPORT OF INDEPENDENT ACCOUNTING FIRM

Board of Directors and Stockholders

LNPR Group, Inc.

We have reviewed the accompanying balance sheet of LNPR Group, Inc. (the "Company") as of December 31, 2020 and 2019 and the related statements of operations and comprehensive loss, shareholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our review.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform a review to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, a review of its internal control over financial reporting. Our review included consideration of internal control over financial reporting as a basis for designing review procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. A review also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our review provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LNPR Group, Inc. as of December 31, 2019 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency and negative operating cash flows that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Nickson Kwok

[JTC]
January 10, 2022

F-10

LNPR Group, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$1,085	$1,085
TOTAL ASSETS	$1,085	$1,085

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES
Current liabilities
Accounts Payable/Other Payables	$214,082	$210,832
Advances from related parties	1,130	1,130

TOTAL LIABILITIES	215,212	211,962

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $.10 per share; Authorized 10,000,000 shares; issued and outstanding -0- shares.	–	–
Common Stock, par value $.001 per share; Authorized 1,000,000,000 shares; issued and outstanding 43,612,837 shares respectively as of December 31, 2020 and 2019.	609,508	584,508
Capital paid in excess of par value	258,762	258,762
Stock subscriptions receivable	–	–
Accumulated other comprehensive income	–	–
Accumulated deficit	(1,082,397)	(1,054,147)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(214,127)	(210,877)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$1,085	$1,085

The accompanying notes are an integral part of these financial statements.

F-11

LNPR Group, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Year Ended	Year Ended
	December 31, 2020	December 31, 2019
Operating Expenses:
General and Administrative	$(28,250)	$(3,250)
Loss (Gain) on Debt Extinguishment	–	–
Total Operating Expenses	(28,250)	(3,250)

Net Operating Loss	(28,250)	(3,250)

Provision for Income Tax	–	–

Net Loss	$(28,250)	$(3,250)

Foreign Currency Translation Adjustment	–	–

Comprehensive Loss	$(28,250)	$(3,250)

Net Loss Per Common Share - Basic	$–	$–

Net Loss Per Common Share - Diluted	$–	$–

Weighted Average Common Shares Outstanding - Basic	43,612,837	18,612,837

Weighted Average Common Shares Outstanding - Diluted	43,612,837	18,612,837

The accompanying notes are an integral part of these financial statements.

F-12

LNPR GROUP, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Number of Common Shares Issued	Common Stock	Capital Paid in Excess of Par Value	Accumulated Deficit	Total

Balance at December 31, 2018	18,612,837	$584,508	$258,762	$(1,050,897)	$(207,627)

Proceeds from issuance of common stock	–	–	–	–	–
Net loss	–	–	–	(3,250)	(3,250)
Balance at December 31, 2019	18,612,837	$584,508	$258,762	$(1,054,147)	$(210,877)

Issuance of common stock	25,000,000	$25,000	–	–	25,000
Net loss	–	–	–	(28,250)	(28,250)
Balance at December 31, 2020	43,612,837	$609,508	$258,762	$(1,082,397)	$(214,127)

Net loss	$(1,625)	$(1,625)
Balance at September 30, 2021	43,612,837	609,508	$258,762	$(1,084,022)	$(215,752)

The accompanying notes are an integral part of these financial statements.

F-12

LNPR Group, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Year Ended December 31, 2020	Year Ended December 31, 2019

Net Loss	$(28,250)	$(3,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Share based Consumable Equipment	25,000	–
Accounts payable	–	–
Expenses paid on behalf of Company	3,250	3,250
Cash used in operating activities	–	–

Cash flows from financing activities:
Proceeds from issuance of common stock	–	–
Borrowings from related party	–	–
Repayment on borrowings from related party	–	–
Net cash provided by (used in) financing activities	–	–

Net increase (decrease) in cash	–	–
Effects on changes in foreign exchange rate	–	–
Cash at beginning of the year	1,085	1,085
Cash at end of the year	$1,085	$1,085

Supplemental disclosure information:
Income taxes paid	$–	$–
Interest paid	$–	$–

Non-cash transactions:
Debt settled with issuance of common stock	$–	$–

The accompanying notes are an integral part of these financial statements.

F-14

LNPR GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2020 AND 2019

Note 1 – Organization and Summary of Significant Accounting Policies

ORGANIZATION

New Asia Energy, Inc. (formerly known as High Desert Assets, Inc. and previously known as Univest Tech, Inc., (the "Company"), was incorporated in the State of Colorado on November 6, 2007. The Company was originally formed to develop and market music based on technology solutions. In February 2015, the Company underwent a change in control, and management adopted a new business plan based on the development of a "Pure Play" Renewable / Alternative / Distributed Energy Technology Solutions and Wastes to Resources and Energy platforms.

On February 6, 2015, the Company entered into Stock Purchase Agreements with two U.S. accredited investors, Scott C. Kline and Jose A. Capote, the Secretary and Chief Technical Officer of the Company at the time, respectively, and two foreign investors, including Rock Capital Limited, the new majority owner of the Company, pursuant to which the Company issued an aggregate of 17,446,673 shares of common stock, or approximately 42.3% of the issued and outstanding common stock of the Company, at an aggregate purchase price of approximately $17,446. The sales of common stock were made following the acquisition by Rock Capital Limited. On February 6, 2015 (the “Closing Date”), Rock Capital Limited acquired 14,250,000 shares of common stock of the Company, representing approximately 34.7% of the issued and outstanding shares of common stock of the Company as of the Closing Date, from Jaitegh Singh, the previous majority shareholder of the Company. On the same date, Rock Capital Limited also acquired an additional 1,565,450 shares of common stock from several minority holders, including Loro Verde Investments, representing approximately 3.8% of the issued and outstanding shares of common stock of the Company. As a result of the foregoing, as of the February 6, 2015, Rock Capital Limited acquired common stock representing approximately 76% of the issued and outstanding shares of common stock of the Company.

On July 23, 2015, the Company filed Articles of Amendment to its Articles of Incorporation with the Colorado Secretary of State to change the name of the Company from High Desert Assets, Inc. to New Asia Energy, Inc. On July 29, 2015, the Financial Industry Regulatory Authority (FINRA) approved the change.

On December 31, 2015, the Company went through a change of control of ownership when (i) the Company issued under Regulation S an aggregate of 285,750,001 shares of the Company's common stock to a total of 10 accredited foreign persons in exchange for the receipt of an aggregate of $300,000, including, but not limited to, Rong Yi Rong (Beijing) Asset Management Limited (167,995,350 shares), Platinum Starlight HK Limited (15,176,877 shares), Beijing Run Zheng Technology Development Limited (27,297,224 shares), and Million Leader HK Limited (27,297,224 shares), and (ii) Rock Capital Limited sold 14,250,000 of its shares of the Company's common stock to Platinum Starlight HK Limited in exchange for the receipt of an aggregate of $100,000, altogether representing approximately 91.8% of the issued and outstanding common stock of the Company. The Company received $269,435 as of December 31, 2015. The remaining amount was received in March 2016.

On December 19, 2016, Lin Kok Peng, chairman of the Board and the Company's Chief Executive Officer and Chief Financial Officer, Allister Lim Wee Sing, director of the Company, and Jose Capote, secretary of the Company, resigned from the Board and their positions as Company officers. On the same day, the Board named Mr. Veng Kun Lun and Mr. Poh Kee Liew as new directors. Mr. Veng Kun Lun was also named to be the Chief Executive Officer and secretary of the Company, and Mr. Poh Kee Liew was named as Chief Financial Officer of the Company.

In November 2016, Rock Capital Limited transferred part of the Company’s common stock to individuals and converted debt of $102,420 to 97,542,857 shares of the Company’s common stock. As of December 31, 2016, Rock Capital Limited remained as the largest shareholder of the Company.

On December 1, 2017, the Board of Directors of New Asia Energy, Inc. (the “Company”) adopted two Amendments to its Articles, changing the name of the Corporation to LNPR GROUP, INC., and effectuating a 40:1 reverse split of the company’s stock; the State of Colorado effectuated said changes on December 4, 2017; and on January 17, 2018, FINRA granted effectiveness for said changes and the ticker Symbol “LNPR”.

F-15

On December 24, 2018 Veng Kun Lun informed LNPR GROUP, INC., (the “Company”) that they are resigning from their positions as directors and/or officers of the Company. Veng Kun Lun decision to leave did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 14, 2019 the Company, by written direction of the sole Director, appointed as a Director of the Company Joe Grimes which was accepted by Mr. Grimes. Mr. Grimes was also elected as Chief Executive Officer. The change of the officers and directors became effective as of December 24, 2018.

On April 21, 2021, Joseph Grimes resigned as the Chairman of the Board, President and CEO, and appointed Paul Falconer as Director and CEO.

On August 13, 2021, the Board appointed Eng Wah Kung as CFO and Nicola Yip as the COO.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Critical Accounting Policies and Estimates

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to, among others, the allowance for doubtful accounts receivable, impairment analysis of real estate assets and other long-term assets including goodwill, valuation allowance on deferred income taxes, and the accrual of potential liabilities. Actual results may differ from these estimates.

Revenue recognition

The Company plans to adopt the guidance of Accounting Standards Codification (ASC) 606 in future. Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company has currently no revenue.

Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Under the guidance of ASC 350, goodwill is not amortized, rather it is tested for impairment annually, and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit and would be measured as the excess carrying value of goodwill over the derived fair value of goodwill. The Company’s policy is to perform its annual impairment testing for its reporting units on December 31, of each fiscal year.

F-16

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

EARNINGS PER SHARE

The Company has adopted the Financial Accounting Standards Board (FASB) ASC Topic 260 regarding earnings / loss per share, which provides for calculation of “basic” and “diluted” earnings / loss per share. Basic earnings / loss per share includes no dilution and is computed by dividing net income / loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings / loss per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings / loss per share.

There were no potentially dilutive instruments outstanding during the years ended December 31, 2020 and 2019.

INCOME TAXES

In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2020 and 2019, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. To date, the Company has not incurred any interest or tax penalties.

FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows the guidance of ASC 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Observable inputs such as quoted prices in active markets;

●	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The Company believes the carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, prepaids and other current assets, accounts payable and accrued liabilities, income tax payable, deferred costs of revenue, deferred revenue, and due from or due to related parties, approximate their fair values because of the short-term nature of these financial instruments.

F-17

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related parties due to their related party nature.

RELATED PARTIES

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

IMPACT OF NEW ACCOUNTING STANDARDS

The FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326) in June 2016. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses and has working capital deficiency and negative operating cash flows.

These matters, among others, raise substantial doubt about our ability to continue as a going concern. While the Company's cash position may not be significant enough to support the Company's daily operations, management intends to raise additional funds by way of equity and/or debt financing to fund operations. The financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

Note 3 – Capital Stock

At formation, the Company was authorized to issue 50,000,000 shares of $.001 par value common stock.

On June 26, 2015, the Company filed an Information Statement (“The PRE 14C”) with the Securities and Exchange Commission (“SEC”), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notifying the holders of common stock, par value $0.001 per share, of the Company that on June 26, 2015, the Company received a written consent of shareholders holding in aggregate more than a majority of the total voting power of all issued and outstanding capital stock of the Company in lieu of a meeting of the shareholders, authorizing the following:

F-18

•	Changing the name of the Company from High Desert Assets, Inc. to New Asia Energy, Inc.; and

•	Increasing the Company's authorized common stock, par value $0.001 per share, from 250,000,000 shares to 500,000,000 shares and to increase of the Company's authorized preferred stock, par value $0.10 per share, from 1,000,000 shares to 10,000,000 shares (the “Preferred Stock Increase”).

On July 7, 2015, the Company filed the final Form 14C with the SEC. On July 23, 2015, the Company filed Articles of Amendment to its Articles of Incorporation with the Colorado Secretary of State on the above changes. On July 29, 2015, the FINRA approved the Corporate Actions. The Company's stock is quoted on the OTCQB under the ticker symbol NAEI.

On August 19, 2015, the Board of Directors of the Company approved a resolution acknowledging that Rock Capital Limited, the principal controlling shareholder of the Company at the time, (i) had been advancing all the funds to the Company since February 6, 2015 to pay for operating expenses of the Company ("Prior Advances") and (ii) would be required to advance an additional $250,000 to the Company to fund further operating expenses and investments of the Company (together with Prior Advances, "Advances"). The Board further resolved that these Advances would constitute an interest-free loan to the Company due on October 31, 2015. However, if the Company was unable to repay these Advances by such date, Rock Capital Limited, at its sole discretion, would have the option to extend the repayment deadline or convert all or a portion of the Advances into common stock at a conversion price of $0.02 per share. As of December 31, 2015, Rock Capital Limited, did not convert the Advances to common stock, and thus the Advances remained as an interest-free loan to the Company. On March 17, 2016, the Company repaid a total of $468,243 to Rock Capital Limited. On November 28, 2016, the Company entered into a Debt Settlement Agreement with Rock Capital Limited, pursuant to which both parties acknowledged that the advances to the Company as of that day, $102,420, were interest-free and due on the same day. The agreement also allows Rock Capital Limited to extend the repayment deadline or convert all or a portion of the advances into common stock of the Company at $0.00105 per share. On November 28, 2016, Rock Capital Limited elected to convert the $102,420 owed to it by the Company into shares of common stock at the $0.00105 conversion price, resulting in the loss of debt extinguishment of $199,966 and issuance to Rock Capital Limited of 97,542,857 shares of common stock.

On December 31, 2015, the Company went through a change of control of ownership when (i) the Company issued under Regulation S an aggregate of 285,750,001 shares of the Company's common stock to a total of 10 accredited foreign persons in exchange for the receipt of an aggregate of $300,000. (ii) Rock Capital Limited sold 14,250,000 of its shares of the Company's common stock to Platinum Starlight HK Limited in exchange for the receipt of an aggregate of $100,000, altogether representing approximately 91.8% of the issued and outstanding common stock of the Company. See Note 1 for more details.

On December 1, 2017, the Board of Directors of New Asia Energy, Inc. (the “Company”) adopted two Amendments to its Articles, changing the name of the Corporation to LNPR GROUP, INC., and effectuating a 40:1 reverse split of the company’s stock; the State of Colorado effectuated said changes on December 4, 2017; and on January 17, 2018, FINRA granted effectiveness for said changes and the ticker Symbol “LNPR”.

On December 24, 2018 Veng Kun Lun informed LNPR GROUP, INC., (the “Company”) that they are resigning from their positions as directors and/or officers of the Company. Veng Kun Lun decision to leave did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 14, 2019 the Company, by written direction of the sole Director, appointed as a Director of the Company Joe Grimes which was accepted by Mr. Grimes. Mr. Grimes was also elected as Chief Executive Officer. The change of the officers and directors became effective as of December 24, 2018.

Subsequently the following issuances of equity securities by us were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, during the three-year period preceding the date of this Registration Statement:

On March 6, 2019, we issued 1,500,000 shares to Baywall Inc in exchange for service as valued at $0.001 per share.

F-19

On March 6, 2019, we issued 200,000 shares to Christophe Martino in exchange for service as valued at $0.001 per share.

On March 6, 2019, we issued 200,000 shares to Michelle Monohan in exchange for service as valued at $0.001 per share.

On March 6, 2019, we issued 100,000 shares to Aika Patel in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 22,000,000 shares to Bodhisattva Investment Group in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 500,000 shares to Denise Grimes Family Trust in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 500,000 shares to Thomas J. Gregory in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 500,000 shares to Kirkwood Family Trust in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 300,000 shares to Peter and Susan Grimes Family Trust in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Susan Accongio in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Alice Buechele in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to William A. Corrigan in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Kevin Gregory in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Ray Grimes in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Sanjay Prasad in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Erica Presley in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Steve Ritaccio in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to The Robert Stephen Duly Trust in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Paul Sorensen in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Rachell Vasquez in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Martin Golden in exchange for service as valued at $0.001 per share.

On March 4, 2020, we issued 100,000 shares to Arthur George Woodward in exchange for service as valued at $0.001 per share.

F-20

Note 4 – Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share:

	For the Years Ending December 31,
	2020	2019
Net loss attributable to common stockholders	$(28,250)	$(3,250)
Basic weighted average outstanding shares of common stock	43,612,837	18,612,837
Dilutive effects of common share equivalents	–	–
Dilutive weighted average outstanding shares of common stock	43,612,837	18,612,837
Net loss per share of common stock - basic and diluted	$0	$0

Note 5 – Income Taxes

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to ASC 740.

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred assets and liabilities are as follows:

	December 31, 2020	December 31, 2019

Deferred tax assets:
Net operating loss	$(28,250)	$(3,250)
Valuation allowance	(28,250)	(3,250)
Total deferred tax asset	$–	$–

Note 6 – Related Party Activity

In the year ended December 31, 2015, Rock Capital Limited, a related party advanced the Company $471,283 for working capital purposes. Total advances through December 31, 2015 were $471,283. On March 17, 2016, the Company repaid a total of $468,243 to Rock Capital Limited.

In the year ended December 31, 2016, the Company continued to borrow from Rock Capital Limited. Through November 28, 2016, the balance due to Rock Capital Limited was $102,420. These funds were an interest-free loan to the Company and were due and payable on November 28, 2016. On November 28, 2016, the Company entered into a Debt Settlement Agreement with Rock Capital Limited. The agreement provides that if the advanced funds are not repaid by November 28, 2016, Rock Capital Limited may, in its sole discretion, extend the repayment deadline or convert all or a portion of the advances into common stock of the Company, at a conversion price of $0.00105 per share. On the same day, Rock Capital Limited elected to convert the $102,420 owed by the Company into shares of common stock at the $0.00105 conversion price, resulting in the loss on debt extinguishment of $199,966 and the issuance to Rock Capital Limited of 97,542,857 shares of common stock. See Note 3 for more details.

On January 14, 2019, Joseph Grimes was appointed as an officer and director of the Company. On January 29, 2019, the Company entered into an agreement with Mr. Grimes (the “Grimes Agreement”) pursuant to which Mr. Grimes would sell to the Company certain intellectual property owned by Mr. Grimes in exchange for 25,000,000 shares of the Company’s Common Stock (the “Grimes Shares”). On March 4, 2020, at Mr. Grimes’ direction, the Company issued 22,000,000 of the Grimes Shares to Bodhisattva Investment Group (an entity controlled by Mr. Grimes) (“BIG”).

F-21

Note 7 – Commitments and Contingencies

On June 9, 2016, Sharon Morrison and Morrison Enterprises ("Plaintiffs") filed a lawsuit ("Complaint") in the Circuit Court of The Seventeenth Judicial Circuit In And For Broward County, Florida, naming Univest Tech Inc. (now known as New Asia Energy Inc. ("NAEI"), which is the Company's current name) as a defendant as well as naming other defendants (including, but not limited to, Manminderjit ("Manny") Singh, Esq., a Florida attorney, Luke Zouvas, Esq., a California attorney, and Zouvas Law Group, P.C. ("ZLG"), which is the law practice corporation owned by Mr. Zouvas) (collectively, "Defendants"). According to the Complaint, on March 24, 2014, (prior to the Change in Control), Manny Singh, Esq., allegedly emailed Ms. Morrison offering to sell her 5,000 shares in an investment opportunity he called "Chino Valley Arizona." Allegedly, Ms. Morrison wired $10,000 in U.S. funds the next day to Luke Zouvas, Esq.'s trust account maintained by ZLG. The wire instructions stated "For Chino Valley Arizona 5000.00 Shares." On September 10, 2014, Ms. Morrison allegedly received an email from an employee of ZLG that had attached to it a September 9, 2014, letter signed by Manny Sing, Esq., transmitting a Stock Purchase Agreement that offered to sell Ms. Morrison, personally, 10,000 shares of Univest Tech Inc. (now NAEI) through a private resale of shares of capital stock purportedly held by Sandman Holdings Corp. which allegedly was a record or beneficial owner of Univest Tech, Inc., (now NAEI) stock at the time. Plaintiffs allege that they did not sign the Stock Purchase Agreement with Sandman Holdings Corp. and did not receive any shares of the capital stock of Univest Tech, Inc., (now NAEI). Plaintiffs are seeking $10,000 U.S. in damages from Defendants Manny Singh, Esq., ZLG, and Luke Zouvas, Esq., related to the Chino Valley Investment Opportunity based on various causes of action solely alleged against Defendants Manny Singh, Esq., ZLG, and Luke Zouvas, Esq. Although Plaintiffs have named Univest Tech, Inc., (now NAEI) as a party defendant in the Complaint, the Plaintiffs have not alleged any causes of action against Univest Tech, Inc. (now NAEI) for damages or to enforce or set aside the unsigned Stock Purchase Agreement for Sandman Holdings' stock in Univest Tech, Inc., (now NAEI). Because Univest Tech, Inc., (now NAEI) has only been named in the lawsuit without seeking any damages from the Company, an estimate of the potential loss, or range of loss, if any, to the Company relating to these proceedings is not possible at this time. Although, if Plaintiffs amended the Complaint to state a cause of action for damages against Univest Tech, Inc., (now NAEI), then, based on the Plaintiffs' present allegations, such a claim for damages would be for the same $10,000 U.S. in damage Plaintiffs are seeking against Defendants Manny Sing, Esq., ZLG, and Luke Zouvas, Esq. Based on the allegations of the Complaint, the Company is of the opinion that it should not have been named as a party-defendant to the proceedings just as Jaitegh Singh, Esq. (Manny Singh's son and the Company's principal shareholder in 2014) was not named as a party-defendant. There are no allegations that the Company was involved in offering or selling (i) the Chino Valley Investment Opportunity, (ii) the Stock Purchase Agreement with Sandman Holdings Corp. (which is not named as a party-defendant) or (iii) any other shares of the Company.

The Company has enlisted a Florida counsel to obtain the dismissal of the Complaint against the Company. The Company is vigorously defending itself in the litigation. The Company's Florida counsel has filed a Motion to Dismiss for Lack of Jurisdiction seeking dismissal of the lawsuit on the grounds that the Florida Court lacks jurisdiction over the Company. In early October 2016, the Company's Florida counsel has also served a Motion for Sanctions Pursuant to Section 57.105 of the Florida Statutes (the "57.105 Motion") requesting that the Plaintiffs voluntarily dismiss the Company within 21 days or be subject to sanctions for continuing to pursue the lawsuit. Plaintiffs did not drop the Company from the lawsuit within 21 days or thereafter. Therefore, the Company’s Florida counsel filed the 57.105 Motion.

In order to keep their case from being dismiss for failure to allege any claim or cause of action against Univest Tech, Inc. (now NAEI), Plaintiffs amended their original complaint by filing an Amended Complaint making allegations against Univest Tech, Inc. (now NAEI). After receiving Plaintiffs’ Amended Complaint, the Company filed another motion to dismiss on the grounds of a lack of jurisdiction and for an inconsistency in the pleadings. Plaintiffs changed no allegations from the original complaint about where it sent the $10,000 or who might have or did receive those funds. Without any allegations being made as to how Univest Tech, Inc. (now NAEI) would have converted Plaintiffs’ funds to the Company’s own use or any allegation that Univest Tech, Inc. (now NAEI) ever received any of Plaintiffs’ funds, Plaintiffs brought two counts in the Amended Complaint against Univest Tech, Inc. (now NAEI), one for conversion and the other for unjust enrichment. These claims are deficient because of the failure to allege that Univest Tech, Inc. (now NAEI) actually ever received and had dominion or control over the Plaintiffs’ funds.

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Although Plaintiffs have alleged causes of action against other defendants that could exceed $10,000, Plaintiffs have only alleged a cause of action against NAEI that could result in a $10,000 judgment against Plaintiffs which is outside the jurisdiction of the Florida Circuit Court because it can only consider cases with damages in excess of $15,000. Therefore, in addition to the other basis for dismissal for lack of jurisdiction, NAEI could be dismissed for want of the Circuit Court’s jurisdiction. As such, the Company’s motion to dismiss the Amended Complaint still alleges a lack of any basis to have sued Univest Tech, Inc. (now NAEI) as well as a lack of any jurisdiction over Univest Tech, Inc. (now NAEI). The Company also included in that motion a claim that Plaintiffs have acted in Bad Faith in suing Univest Tech, Inc. (now NAEI) and should be sanctioned for having done so by an award of attorney’s fees and costs against Plaintiffs and their counsel for having sued Univest Tech, Inc. (now NAEI) in the Amended Complaint. While the Company is of the opinion that NAEI will ultimately be dismissed from the action, the Company cannot assure that result under any circumstance.

Involvement on Certain Material Legal Proceedings During the Past Five (5) Years

(1)       No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations or is subject to any pending criminal proceeding.

(2)       No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3)       No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4)       No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

For the years ended December 31, 2020 and 2019 the rental expense is $0 and $0, respectively.

Note 8 – Subsequent Events

On April 20, 2021, Mr. Grimes resigned from all positions within the Company.

On November 29, 2021, the Company and Mr. Grimes entered into the Mutual General Release and Settlement Agreement pursuant to which Mr. Grimes and BIG agreed to cancel 21,650,000 and retain 350,000 of the Grimes Shares.

On August 13, 2021, the Board appointed Eng Wah Kung as CFO and Nicola Yip as the COO.

On November 29, 2021, a total of 21,650,000 shares held by Bodhisattva Investment Group was cancelled.

On November 30, 2021, a total of 1,200,000 shares held by Baywall Inc. was cancelled.

On December 2, 2021, a total of 500,000 shares held by Michelle Monohan, Christophe Martino and Aika Patel was cancelled.

Effective January 13, 2022, we entered into a Consulting Agreement with Falconer Family Office Limited, a company incorporated under the laws of the United Kingdom which is controlled by Paul Falconer, our CEO (“FFO”) pursuant to which the Company issued 22,000,000 shares to Mr. Falconer and 1,700,000 shares to FFO for consulting services.

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ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

None.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements:

All financial statements as set forth under Item 13 of this Registration Statement.

(b)	Exhibits:

Exhibit Number	Description of Exhibit
3.1(1)	Articles of Incorporation dated November 6, 2007
3.2(2)	Articles of Amendment dated May 13, 2014
3.3*	Articles of Amendment dated September 13, 2017
3.4*	Articles of Amendment dated October 20, 2017
3.5(3)	Articles of Amendment dated December 4, 2017 (Reverse Split)
3.6(4)	Articles of Amendment dated December 4, 2017 (Name Change)
3.7(5)	Bylaws
10.1*	Asset Purchase Agreement dated January 29, 2019 between the Company and Bodhisattva Investment Group, LLC
10.2*	Mutual Release and Settlement Agreement dated November 29, 2021 between the Company and Bodhisattva Investment Group, LLC
10.3*	Share Cancellation Agreement and Release dated December 2, 2021 between the Company and Christophe Martino
10.4*	Share Cancellation Agreement and Release dated December 2, 2021 between the Company and Michelle Monohan
10.5*	Share Cancellation Agreement and Release dated December 2, 2021 between the Company and Aika Patel
10.6*	Share Cancellation Agreement and Release dated November 30, 2021 between the Company and Baywall Inc.
10.7*	Services Agreement dated August 16, 2018 between the Company and Peter Grimes
10.8*	Services Agreement dated August 16, 2018 between the Company and Susan Accongio
10.9*	Services Agreement dated August 16, 2018 between the Company and Karen Andrea Design
10.10*	Services Agreement dated August 16, 2018 between the Company and Arthur G. Woodward
10.11*	Services Agreement dated August 1, 2018 between the Company and Erica Presley
10.12*	Services Agreement dated August 1, 2018 between the Company and Michelle Gregory
10.13*	Services Agreement dated August 1, 2018 between the Company and Rachell Vasquez
10.14*	Consulting Agreement dated effective January 13, 2022 with Falconer Family Office Limited

*	Filed herewith

(1)	Filed as Exhibit 3.1 to the Company’s Form S-1 filed with the SEC on May 18, 2009 under SEC File No. 333-159315
(2)	Filed as Exhibit 3.01 to the Company’s Form 8-K filed with the SEC on May 19, 2014 under SEC File No. 000-54171
(3)	Filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on February 5, 2018 under SEC File No. 000-54171
(4)	Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on February 5, 2018 under SEC File No. 000-54171
(5)	Filed as Exhibit 3.2 to the Company’s Form S-1 filed with the SEC on May 18, 2009 under SEC File No. 333-159315

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LNPR Group, Inc. a Colorado Corporation

Date: January 28, 2022	By:	/s/ Paul Falconer
Paul Falconer
Chief Executive Officer (principal executive officer)

Date: January 28, 2022	By:	/s/ Eng Wah Kung
Eng Wah Kung
Chief Financial Officer (principal financial and accounting officer)

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